                                 $300,000,000

                          REVOLVING CREDIT AGREEMENT

                         DATED AS OF DECEMBER 5, 1994

                                     AMONG

                        FOUNDATION HEALTH CORPORATION,

                                  AS BORROWER,

                               CITICORP USA, INC.,

                           AS ADMINISTRATIVE AGENT,

                                      and

                            WELLS FARGO BANK, N. A.

                                      and

                          NATIONSBANK OF TEXAS, N.A.,

                                 AS CO-AGENTS,

                                      and

                           CITICORP SECURITIES, INC.,

                                  AS ARRANGER,

                                      and

                               THE OTHER BANKS AND

                             FINANCIAL INSTITUTIONS

                                 PARTIES HERETO

                         T A B L E  O F  C O N T E N T S

SECTION                                                                   PAGE


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      1.01.  Certain Defined Terms.........................................  1
      1.02.  Computation of Time Periods................................... 21
      1.03.  Accounting Terms.............................................. 21
      1.04.  References.................................................... 22

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

      2.01.  The Revolving Advances........................................ 22
      2.02.  Making the Advances........................................... 22
      2.03.  The Auction Advances.......................................... 24
      2.04.  Fees.......................................................... 28
      2.05.  Termination or Reduction of the Commitments................... 28
      2.06.  Repayment of Revolving Advances............................... 28
      2.07.  Interest on Revolving Advances................................ 28
      2.08.  Additional Interest on Eurodollar Rate Advances............... 29
      2.09.  Interest Rate and Facility Fee Determination.................. 29
      2.10.  Prepayments of Revolving Advances............................. 31
      2.11.  Notice of Conversion/Continuation............................. 31
      2.12.  Increased Costs............................................... 31
      2.13.  Illegality.................................................... 32
      2.14.  Payments and Computations..................................... 33
      2.15.  Taxes......................................................... 34
      2.16.  Sharing of Payments, Etc...................................... 35
      2.17.  Use of Proceeds............................................... 36

                                  ARTICLE III

                            CONDITIONS OF BORROWING

      3.01.  Conditions Precedent to the Initial Advances.................. 36
      3.02.  Conditions Precedent to Each Revolving Borrowing.............. 37
      3.03.  Conditions Precedent to Each Auction Borrowing................ 37

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

      4.01.  Representations and Warranties of the Borrower................ 38


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

      5.01.  Affirmative Covenants......................................... 42
      5.02.  Negative Covenants............................................ 45
      5.03.  Financial Covenants........................................... 49
      5.04.  Reporting Requirements........................................ 49
      5.05.  Acquisitions.................................................. 51

                                  ARTICLE VI

                               EVENTS OF DEFAULT

      6.01.  Events of Default............................................. 52

                                  ARTICLE VII

                   THE AGENT, THE CO-AGENTS AND THE ARRANGER

      7.01.  Authorization and Action...................................... 55
      7.02.  Agent's Reliance, Etc......................................... 55
      7.03.  CUSA and Affiliates........................................... 56
      7.04.  Lender Credit Decision........................................ 56
      7.05.  Indemnification............................................... 56
      7.06.  Successor Agent............................................... 57
      7.07.  The Co-Agents and the Arranger................................ 57

                                 ARTICLE VIII

                                 MISCELLANEOUS

      8.01.  Amendments, Etc............................................... 57
      8.02.  Notices, Etc.................................................. 58
      8.03.  No Waiver; Remedies........................................... 58
      8.04.  Costs, Expenses and Indemnities............................... 58
      8.05.  Right of Set-off.............................................. 59
      8.06.  Binding Effect................................................ 60
      8.07.  Assignments and Participations................................ 60
      8.08.  Severability of Provisions.................................... 63
      8.09.  Independence of Provisions.................................... 63
      8.10.  Headings...................................................... 63
      8.11.  Execution in Counterparts..................................... 63
      8.12.  Confidentiality............................................... 63

      8.13.  Consent to Jurisdiction....................................... 64
      8.14.  GOVERNING LAW................................................. 64
      8.15.  WAIVER OF JURY TRIAL.......................................... 64

                  SCHEDULES TO REVOLVING CREDIT AGREEMENT



Schedule 1 - Lending Offices, Addresses, Etc.
Schedule 2 - Subsidiaries



                  EXHIBITS TO REVOLVING CREDIT AGREEMENT


Exhibit A  -  Assignment and Acceptance
Exhibit B-1-  Form of Revolving Note
Exhibit B-2-  Form of Auction Note
Exhibit C-1-  Notice of Revolving Borrowing
Exhibit C-2-  Notice of Auction Borrowing
Exhibit D  -  Notice of Conversion/Continuation
Exhibit E  -  Form of Borrower Counsel's Opinion
Exhibit F  -  Form of Opinion of Shearman & Sterling

                         REVOLVING CREDIT AGREEMENT



            Revolving Credit Agreement, dated as of December 5, 1994, among Foundation Health Corporation, a Delaware corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof and the Lenders (as defined below) from time to time party hereto, Citicorp USA, Inc. ("CUSA"), as administrative agent (the "Agent") for the Lenders, Wells Fargo Bank, N.A. and NationsBank of Texas, N.A., as co-agents (the "Co-Agents") for the Lenders, and Citicorp Securities, Inc., as arranger (the "Arranger").


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01.  CERTAIN DEFINED TERMS.  As used in this Agreement
(as hereinafter defined), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACQUISITION" means the purchase of capital stock (or options, warrants or similar instruments convertible into capital stock) of, or merger with, purchase of assets of, purchase of convertible debt of, a Person not an Affiliate of the Borrower or one of its Subsidiaries on the date of determination, or any combination thereof, in each case involving a purchase in connection with which the acquiring Person owns 50% or more of the equity interest of such Person after giving effect to such purchase, substantially all of such Person's assets, or a line of business or business of such Person, but excluding purchases of inventory, equipment and supplies in the ordinary course of business.

            "ADVANCE" means an Auction Advance or a Revolving Advance.

            "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of any Person, whether through ownership of voting securities, by contract or otherwise.

            "AGENT" has the meaning specified in the introduction to this Agreement.

            "AGREEMENT" means this Revolving Credit Agreement, as hereinafter amended, modified and supplemented from time to time.

            "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Auction Advance.

            "APPLICABLE EURODOLLAR MARGIN" means, as of any date of determination, a percentage per annum determined by reference to (i) the Public Debt Rating in effect on such date and (ii) the Total Debt/Total Capitalization Ratio of the Borrower as set forth below; PROVIDED, HOWEVER, that if the Public Debt Rating and Total Debt/Total Capitalization Ratio of the Borrower as of any date of determination shall result in different percentage rates per annum being applicable in accordance with the table below, the Applicable Eurodollar Margin shall be the lowest of the two percentage rates associated with such tests:

     --------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------
          Public Debt Rating         Total Debt/Total            Applicable Eurodollar
             S&P/Moody's           Capitalization Ratio                 Margin

     --------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------
      LEVEL 1
      A- / or above                Less than 0.15 to 1.00               .225%
     --------------------------------------------------------------------------------------
      LEVEL 2
      Below A- but                 Greater than or equal to 0.15 to
      equal to or above BBB+       1.00 but less than 0.25 to 1.00      .250%
     --------------------------------------------------------------------------------------
      LEVEL 3
      Below BBB+ but               Greater than or equal to 0.25 to
      equal to or above BBB-       1.00 but less than 0.40 to 1.00      .325%
     --------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------


           "APPLICABLE PERCENTAGE" means, as of any date of determination, a percentage per annum determined by reference to (i) the Public Debt Rating in effect on such date and (ii) the Total Debt/Total Capitalization Ratio of the Borrower as set forth below; PROVIDED, HOWEVER, that if the Borrower's Public Debt Rating and Total Debt/Total Capitalization Ratio as of any date of determination shall result in different percentage rates per annum being applicable in accordance with the table below, the Applicable Percentage shall be the lowest of the two percentage rates associated with such tests:

     --------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------
          Public Debt Rating         Total Debt/Total            Applicable Percentage
             S&P/Moody's           Capitalization Ratio

     --------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------
      LEVEL 1
      A- / or above                Less than 0.15 to 1.00               .125%
     --------------------------------------------------------------------------------------
      LEVEL 2
      Below A- but                 Greater than or equal to 0.15 to
      equal to or above BBB+       1.00 but less than 0.25 to 1.00      .150%
     --------------------------------------------------------------------------------------
      LEVEL 3
      Below BBB+ but equal to or   Greater than or equal to 0.25 to
      above BBB-                   1.00 but less than 0.40 to 1.00      .175%
     --------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------

                                        2

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit A hereto.

            "AUCTION ADVANCE" means an advance by a Lender to the Borrower as part of an Auction Borrowing resulting from the auction bidding procedure described in Section 2.03.

            "AUCTION BORROWING" means a borrowing consisting of simultaneous Auction Advances from each of the Lenders whose offer to make one or more Auction Advances as part of such Borrowing has been accepted by the Borrower under the Auction bidding procedure described in Section 2.03.

            "AUCTION NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit B-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from an Auction Advance made by such Lender.

            "AUCTION REDUCTION" has the meaning ascribed thereto in Section
2.01.

            "BANKS" has the meaning specified in the introduction to this Agreement.

            "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank, N.A. ("Citibank") in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum PLUS (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Agent from three New York certificate of deposit dealers of recognized standing selected by the Agent, by (B) a percentage equal to 100% MINUS the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for the Agent in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, PLUS (iii) the average during such three-week period of the annual assessment rates estimated by the Agent for determining the then current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Agent in the United States; and

                  (c)   1/2 of one percent above the Federal Funds Rate.

      Each change in the fluctuating interest rate hereunder shall take effect simultaneously with the corresponding change in the Base Rate.

            "BASE RATE ADVANCE" means a Revolving Advance which bears interest as provided in Section 2.07(a)(i).

            "BOARD OF DIRECTORS" of any corporation means the Board of Directors of such corporation or a duly constituted committee thereof having authority over matters to which the action proposed to be taken or authorized relates.

            "BORROWER" has the meaning specified in the introduction to this Agreement.

            "BORROWING" means an Auction Borrowing or a Revolving Borrowing.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City or San Francisco, California and, if the applicable Business Day relates to any Eurodollar Rate Advances, a day on which dealings in dollar deposits are carried on in the London interbank market.

            "CAPITAL LEASE" means any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet or disclosed in a footnote thereto as a capitalized lease.

            "CAPITAL LEASE OBLIGATION" means, with respect to any lease of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's balance sheet or for which the amount of the assets and liabilities thereunder, if so capitalized, should be disclosed in a note to such balance sheet, the amount of the liability which should be so capitalized or disclosed as a capitalized lease obligation.

            "CASH EQUIVALENTS" means (i) United States dollar denominated certificates of deposit, banker's acceptances and secured repurchase agreements entered into with domestic and foreign financial institutions having a long-term rating at the time of acquisition equivalent to BBB or higher by any Nationally Recognized Statistical Rating Organization and having a maturity within one year from the date of acquisition; (ii) United States Treasury bills, notes, bonds, and securities issued by an agency of the United States government and having a maturity within five years from the date of acquisition; (iii) tax-exempt securities having a long-term rating at the time of acquisition equivalent to BBB or higher by any Nationally Recognized Statistical Rating Organization or short-term rating equivalent to MIG-1 by any Nationally Recognized Statistical Rating Organization, or that are supported by a credit agreement from an institution whose long- or short-term ratings are as set forth above, and in each case which have a maturity within five years from the date of acquisition; and (iv) United States dollar denominated money market funds that invest only in "eligible securities" as defined by Rule 2a-7 under the Investment Company Act of 1940 and otherwise comply with the provisions of such Rule 2a-7 as to quality, maturity and diversification standards. For purposes of the foregoing "BBB" and "MIG-1" shall have the meanings assigned to such ratings by Standard & Poor's Corporation and Moody's Investors Service, respectively, as of the date hereof and the comparable rating terms utilized by any other Nationally Recognized Statistical Rating Organization.

            "CHANGE OF CONTROL" means an event or series of events by which:
      (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, provided that in no event shall an existing Borrower employee stock ownership plan or any other Borrower employee benefit plan which may hereafter be established by the Borrower be deemed a "person" or part of a "group") is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
      Act), directly or indirectly of 50% or more of the Borrower's then outstanding voting stock, otherwise than through a transaction consummated with the prior approval of the Borrower's Board of Directors, a majority of whose members are Continuing Directors (as defined below); or (ii) during any period of two consecutive calendar years, individuals who, on the date hereof, constitute the Borrower's Board of Directors (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office. For the purposes of the foregoing, the term "Continuing Directors" means, as of the date of any such approval, (1) individuals who, on the date hereof, are members of the Borrower's Board of Directors and (2) any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's stockholders is approved by a vote of at least a majority of the directors then still in office who either are directors on the date hereof or whose election or nomination for election was previously so approved.

            "CUSA" means Citicorp USA, Inc.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COMMITMENT" has the meaning specified in Section 2.01 hereof.

            "COMMON STOCK" means, with respect to the Borrower, the common stock, par value $0.01 per share, of the Borrower.

            "CONSOLIDATED", "CONSOLIDATING" and similar derivatives of each such word refers to the consolidation of accounts in accordance with generally accepted accounting principles.

            "CONSOLIDATED NET TANGIBLE ASSETS" of any Person means, as of any date, the sum of the Total Assets of such Person and its subsidiaries on a Consolidated basis at such date, after deducting therefrom (i) all liabilities of such Person and its Subsidiaries, (ii) all assets of such Person and its Subsidiaries that would be classified as intangibles under generally accepted accounting principles (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof) and (iii) all reserves, intercompany items or unamortized debt discount and expense not otherwise included in (i), each such item determined in accordance with generally accepted accounting principles.

            "CONVERT", "CONVERSION" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.11 or as is otherwise provided for herein.

            "DEBT" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations, contingent or otherwise, of such Person in connection with letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding), excluding payables for goods or services incurred in the ordinary course of business and not overdue for a period of ninety days or more and deferred compensation arrangements with officers, directors and employees, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person, (v) all obligations, contingent or otherwise, of such Person in connection with interest rate exchange agreements, foreign exchange rate agreements and similar agreements (provided that the obligations under such agreements shall be recorded on a net basis and marked to market on a current basis),
      (vi) all Debt of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
      by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (vii) all Guaranteed Debt and (viii) if an ERISA Event shall have occurred with respect to any Plan, the Insufficiency (if any) of such Plan (or, in the case of a Plan with respect to which an ERISA Event described in clause (iii) through (vi) of the definition of ERISA Event shall have occurred, the liability related thereto).

            "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule 1 hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $400,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $400,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $400,000,000, provided that such bank is acting through a branch or agency located in the United States; (iv) a commercial finance company or finance subsidiary of a corporation organized under the laws of the United States or any state thereof, and having a Consolidated Net Worth of at least $400,000,000; (v) any Bank or Lender and any Affiliate of a Bank or Lender; (vi) any "qualified institutional buyer" as defined in Rule 144A(a)(1) of the rules and regulations prescribed by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; and (vii) any other Person mutually acceptable to the Borrower and the Agent.

            "ENVIRONMENTAL LAW" means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions of any federal, state or local governmental authority within the United States or any state or territory thereof and which relate to the environment or the release of any materials into the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA AFFILIATE" means any Person that for the purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

            "ERISA EVENT" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(l) of ERISA, which Section imposes a lien for failure to make required payments;
      (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to
      Section 4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

            "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR LENDING OFFICE" means, with respect to each Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule 1 hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such rate is not such a multiple) per annum at which deposits in U.S. dollars are offered by the principal office of the Agent to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Agent's Eurodollar Rate Advance comprising part of such Revolving Borrowing and for a period equal to such Interest Period.

            "EURODOLLAR RATE ADVANCE" means a Revolving Advance which bears interest as provided in Section 2.07(a)(ii).

            "EURODOLLAR RATE RESERVE PERCENTAGE" of any Lender for any
      Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

            "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

            "EXEMPT ACQUISITION" means, at any date of determination, any Acquisition by the Borrower and its Subsidiaries of Persons and/or assets involved (or to be used) in connection with or related to the Borrower's and its Subsidiaries' existing or related lines of business; PROVIDED, THAT (i) the aggregate amount of consideration paid by the Borrower or any of its Subsidiaries in connection with other Exempt Acquisitions in the twelve-month period (or shorter period of time as may have elapsed since the date hereof) immediately preceding such Acquisition PLUS the amount to be paid with respect to such Acquisition at the date of determination does not exceed the greater of (A) $50,000,000 and (B) 5% of the Borrower's Consolidated Net Worth as at the end of the Borrower's Fiscal Quarter ended most recently before the consummation of such Acquisition, (ii) any Acquisition involving a merger to which the Borrower is a party must provide that the Borrower is the surviving corporation in such merger and (iii) immediately before and after giving effect to the consummation of each such Acquisition, no Default has occurred and is continuing or will exist.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "FISCAL QUARTER" means, with respect to any Person, a fiscal quarter of such Person.

            "FISCAL YEAR" means, with respect to any Person, a fiscal year of such Person.

            "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person as at the end of any period, the ratio of (i) such Person's Consolidated Net Income (the amount of such Consolidated Net Income, in the case of the Borrower, to be calculated by adding back thereto (to the extent deducted therefrom) up to $125,000,000 of restructuring charges incurred by the Borrower in the Borrower's 1995 Fiscal Year) PLUS Interest Expense
      PLUS Tax Expense PLUS Operating Lease Rentals, in each case for such period, to (ii) such Person's Fixed Charges for such period.

            "FIXED CHARGES" means, for any period and without duplication, the sum of (i) Interest Expense and fees paid on, and amortization of debt discount in respect of, all Debt (including the interest portion of rentals under Capital Leases during such period) PLUS (ii) Operating Lease Rentals paid during such period PLUS (iii) the aggregate principal amount of all Debt (including the principal portion of rentals under Capital Leases) paid during such period (excluding voluntary prepayments of principal not required under the loan documents relating to such Debt) PLUS (iv) the aggregate amount of all cash dividends paid by the Borrower during such period.

            "FUNDED DEBT" means (i) Debt under this Agreement with respect to Revolving Advances and Auction Advances and (ii) all other Debt which matures more than one year from the date of creation or matures within one year from such date but is renewable or extendible, at the option of the debtor, to a date more than one year from such date or is outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date.

            "GUARANTEED DEBT" of any Person means all Debt referred to in clause (i), (ii), (iii), (iv) or (v) of the definition of "Debt" in this
      Section 1.01 guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss.

            "HAZARDOUS MATERIALS" means any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, infectious wastes, or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as so defined and regulated by any Federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), RCRA, and the regulations adopted and publications promulgated pursuant thereto.

            "HMO" means a health maintenance organization doing business as such (or required to qualify or to be licensed as such) under HMO Regulations.

            "HMO EVENT" means material non-compliance by the Borrower or any of its Material Subsidiaries with any of the terms and provisions of the HMO Regulations pertaining to fiscal soundness, solvency or financial condition; or the assertion in writing, after the date hereof, by an HMO Regulator that it intends to take administrative action against the Borrower or any of its Material Subsidiaries to revoke or modify any material contract of insurance, license, charter or permit, or to enforce the fiscal soundness, solvency or financial provisions or requirements of the
      HMO Regulations against any of such entities as a result of any material non-compliance therewith.

            "HMO REGULATIONS" means all laws, regulations, directives and administrative orders applicable under federal or state law to HMO's as such.

            "HMO REGULATOR" means any Person charged with the administration, oversight or enforcement of an HMO Regulation.

            "HMO SUBSIDIARY" means any Subsidiary of the Borrower that is an HMO at the time of determination.

            "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "INSURANCE COMPANY" means an organization licensed under the Insurance Regulations to conduct insurance operations (or an organization required to be licensed as such).

            "INSURANCE REGULATION" means any law, regulation, rule, directive or order applicable to an Insurance Company as such.

            "INSURANCE REGULATOR" means any Person charged with the administration, oversight or enforcement of any Insurance Regulation.

            "INSURANCE SUBSIDIARY" means any Subsidiary of the Borrower that is an Insurance Company at the time of determination.

            "INTEREST EXPENSE" of any Person for any period means the aggregate amount of interest paid, accrued or scheduled to be paid or accrued in respect of any Debt (including the interest portion of rentals under Capital Leases) and all but the principal component of payments in respect of conditional sales, equipment trust or other title retention agreements or under a Capital Lease paid, accrued or scheduled to be paid or accrued by such Person during such period, in each case determined in accordance with generally accepted accounting principles and excluding periodic maintenance, insurance, taxes and similar charges not properly characterized as interest expense under generally accepted accounting principles.

            "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Revolving Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of Conversion of any Base Rate Advance into such Eurodollar Rate Advance or the date of continuation of any Eurodollar Rate Advance as an Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3, 4, or 6 months, in each case as the Borrower may select in a Notice of Revolving Borrowing and/or a Notice of Conversion/Continuation for such Eurodollar Rate Advance; PROVIDED, HOWEVER, that:

                  (i) the Borrower may not select any Interest Period which ends after the Termination Date;

                  (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that if such extension would cause the last day of such Interest

            Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) the Borrower may not have more than twelve Eurodollar Rate Borrowings outstanding at any given time.

            "INVESTMENT" means, with respect to any Person, (i) any amount paid by such Person, directly or indirectly, or any transfer of property by such Person, directly or indirectly (such amount to be the fair market value of such property at the time of transfer), to any other Person for capital stock of, or as a capital contribution to any other Person, or for all or substantially all of the assets of such Person or a line of business or businesses owned by such Person, and (ii) any direct or indirect loan or advance to any other Person.

            "IRS" means the Internal Revenue Service or any successor thereto.

            "LEASEHOLDS" means all of the right, title and interest of the Borrower or any of its Subsidiaries in, to and under any leases, licenses or other agreements granting rights to enter, occupy or use any land, improvements or fixtures (to the extent interests arise therein under the real property law of the jurisdiction where located).

            "LENDERS" means the Banks listed on the signature pages hereto and each Eligible Assignee that becomes a party hereto pursuant to Section 8.07.

            "LOAN DOCUMENTS" means this Agreement and the Notes, in each case as amended, supplemented or otherwise modified from time to time.

            "MAJORITY LENDERS" means at any time Lenders owed more than 66-2/3% of the then aggregate unpaid principal amount of the Revolving Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having more than 66-2/3% of the Commitments.

            "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, condition (financial or otherwise) or in the results of operations of the Borrower and its Subsidiaries taken as a whole.

            "MATERIAL ADVERSE EFFECT" means, when referring to the taking of an action or the omission to take an action, that such action, if taken, or omission, would have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole.

            "MATERIAL SUBSIDIARY" means each Subsidiary that (i) for the most recent Fiscal Year of the Borrower, accounted for more than 5% of the Consolidated revenues of the Borrower or (ii) as at the end of such fiscal year, was the owner, directly or indirectly, of more than 5% of the Consolidated assets of the Borrower, all as shown on its Consolidated financial statements for such Fiscal Year, PROVIDED that in the case of a Subsidiary acquired during a Fiscal Year, clause (i) shall not be applicable until the following Fiscal Year and clause (ii) shall be determined on a pro forma basis in the case of such Subsidiary, giving effect to such acquisition as if it occurred at the end of such Fiscal Year.

            "MOODY'S" means Moody's Investor Service, Inc.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

            "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION" means Moody's, S&P, Duff & Phelps Inc., Fitch Investors Service Inc., International Bank Center of Atlanta or Thompson Bank Watch, Inc.

            "NET CASH PROCEEDS" means, with respect to any sale of equity, the cash proceeds thereof (including, without limitation, all deferred cash proceeds) received by the Borrower, net of (i) brokerage and underwriting commissions and other fees and expenses related thereto and (ii) provision for all taxes payable as a result of such sale.

            "NET INCOME" means, for any period, net income (or loss) after taxes and extraordinary items determined in accordance with generally accepted accounting principles, and, to the extent not deducted therefrom, net income (or loss) after taxes and extraordinary items determined in accordance with generally accepted accounting principles associated with the portion of capital stock of any Subsidiary that is not owned, directly or indirectly, by the Borrower.

            "NET WORTH" of any Person on any date of determination means an amount equal to the excess of Total Assets over Total Liabilities of such Person.

            "NOTES" means the Auction Notes and the Revolving Notes.

            "NOTICE OF AUCTION BORROWING" has the meaning ascribed thereto in
      Section 2.03 hereof.

            "NOTICE OF REVOLVING BORROWING" has the meaning ascribed thereto in Section 2.02 hereof.

            "NOTICE OF CONVERSION/CONTINUATION" means a written notice, substantially in the form of Exhibit D hereto, delivered in accordance with, and within the period specified in, Section 2.11 hereof, wherein the Borrower elects to Convert or continue Revolving Advances and/or elects an Interest Period and Type for such Converted or continued Revolving Advances.

            "OBLIGATIONS" means all obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise, including without limitation, all amounts accruing during a proceeding under the United States Bankruptcy Code and the amounts payable to Agent pursuant to the letter agreement referred to in Section 2.03(b).

            "OPERATING LEASE" means any noncancellable lease of property having a term more than one year (real, personal or mixed) which lease does not constitute a Capital Lease.

            "OPERATING LEASE RENTALS" means all rents and other amounts paid or accrued by the Borrower and its Subsidiaries under and with respect to Operating Leases during and for the relevant period, but excluding periodic maintenance, insurance, taxes and similar charges not properly characterized as rent under generally accepted accounting principles.

            "OTHER TAXES" has the meaning specified in Section 2.15.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PERMITTED ACQUISITIONS" means Acquisitions by the Borrower and its Subsidiaries of Persons and/or assets involved (or to be used) in connection with or related to the Borrower's and its Subsidiaries' existing or related lines of business PROVIDED, that (i) any Acquisition involving a merger to which the Borrower is a party must provide that the Borrower is the surviving corporation in such merger, (ii) immediately before and after giving effect to the consummation of each Acquisition, no Default has occurred and is continuing or will exist; and (iii) the Borrower shall have complied with the requirements of Section 5.05 if applicable.

            "PERMITTED INVESTMENTS" means (i) Cash Equivalents; (ii) commercial paper issued by companies incorporated in the United States and having a short-term rating at the time of acquisition equivalent to A-1 or higher by any Nationally Recognized

      Statistical Rating Organization and maturing within 270 days from the date of acquisition; (iii) bonds and notes issued by companies incorporated in the United States and having a long-term rating at the time of acquisition equivalent to BBB or higher by any Nationally Recognized Statistical Rating Organization and having a maturity within five years from the date of acquisition; (iv) auction rate preferred stock issued by companies incorporated in the United States and having a long-term rating at the time of acquisition equivalent to BBB or higher by any Nationally Recognized Statistical Rating Organization; and (v) obligations of any foreign government or authority of any country in which the Borrower or its Subsidiaries conducts business, which obligations have a rating at the time of acquisition equivalent to A or higher by any Nationally Recognized Statistical Rating Organization and which mature within five years from the date of acquisition. Notwithstanding the foregoing, (a) any Subsidiary licensed in any jurisdiction to transact life, accident, health, disability or workers' compensation insurance business may make Investments otherwise permitted under clauses (i), (ii), (iii), and (v) above having maturity dates later than those specified under such clauses so long as any such Investment by any such Subsidiary is rated at the time of acquisition "A" or better by a Nationally Recognized Statistical Rating Organization, and (b) at no time may more than 5% of the aggregate of all Investments under clauses (i), (ii), (iii), (iv) and (v) represent the securities of any single Person other than the United States Federal Government or agencies thereof or issuers whose obligations are guaranteed by the United States Federal Government or an agency thereof (provided that Investments in the securities of mutual funds shall not be so limited as long as the mutual fund does not invest more than 5% of its assets in the securities of any single Person). For purposes of the foregoing, "A", "A-1" and "BBB" shall have the meanings assigned to such terms by S&P as of the date hereof and the comparable rating terms utilized by any other Nationally Recognized Statistical Rating Organization.

            "PERMITTED LIEN" means any of the following:

                  (i) liens for taxes, assessments or governmental charges or levies not yet due and payable;

                  (ii) inchoate liens imposed by law but not yet having attached to any property, such as materialmen's, mechanics', carriers', worker's, employees' and repairmen's liens and other similar liens arising in the ordinary course of the Borrower's or any of its Subsidiaries' business securing obligations which are not overdue for a period of more than ninety (90) days;

                  (iii) liens imposed by law which have attached to property but which (1) secure obligations which do not exceed $250,000 in the aggregate for all such liens described in this clause (iii), and (2) which in all cases are being contested in good faith and for which adequate reserves have been made in accordance with generally accepted accounting principles;

                  (iv) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure public or statutory obligations of the Borrower or any of its Subsidiaries or security deposits (on customary terms) to secure performance under Leaseholds and under other contracts entered into in the ordinary course;

                  (v) purchase money liens or purchase money security interests upon or in any property; PROVIDED, HOWEVER, that no lien or security interest referred to in this clause (v) shall extend to or cover any property other than the related property being acquired or leased (as the case may be) or shall have been incurred in connection with any Acquisition or at the request or instigation of the Borrower or any of its Subsidiaries; and PROVIDED, FURTHER, the Indebtedness or other obligation secured by such purchase money liens or purchase money security interests shall not, in any event, encumber any capital stock of the Borrower or any of the Borrower's Subsidiaries;

                  (vi) liens and interests of the lessor of the type customarily arising under any lease or agreement to lease with respect to property located on the premises covered by such lease;

                  (vii) liens existing on the date hereof;

                  (viii)any lien or security interest on property or assets
            acquired by the Borrower or its Subsidiaries after the date hereof, PROVIDED, THAT, such lien or security interest existed on the date such property or assets were acquired and was not incurred at the request or instigation of the Borrower or any of its Subsidiaries and PROVIDED, FURTHER, that such lien or security interest shall not, in any event, encumber any capital stock of the Borrower or any of the Borrower's Subsidiaries;

                  (ix) liens on the property or assets of any Subsidiary of the Borrower granted in favor of any HMO Subsidiary or Insurance Subsidiary to secure intercompany loans or advances made by such HMO Subsidiary or Insurance Subsidiary to finance construction of new facilities, where such liens are granted in order to enable such HMO Subsidiary or Insurance Subsidiary to maintain compliance with, or to preserve the level of its tangible net equity for purposes of, the HMO Regulations or Insurance Regulations;

                  (x) liens on the property or assets of Subsidiaries of the Borrower not otherwise described in clauses (i) through (ix) above securing obligations not in excess of 10% of Borrower's Consolidated Net Tangible Assets; and

                  (xi) any liens granted in connection with the refinancing or extension of any of the indebtedness underlying the liens permitted under clauses (i) through (x) above; PROVIDED that such liens replace or renew such permitted liens but do not extend them to other property.

            "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

            "PREFERRED STOCK" of any Person means the capital stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.

            "PUBLIC DEBT RATING" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if no Public Debt Rating shall be available from either S&P or Moody's, the Applicable Eurodollar Margin and the Applicable Percentage will be set by reference to the Total Debt/Total Capitalization Ratio of the Borrower so long as the Agent shall have received the financial statements and schedule to be delivered by the Borrower pursuant to Section 5.04(a), and if the Agent shall not have received such financial statements and schedule, in accordance with Level 3 under the definition of "APPLICABLE EURODOLLAR MARGIN" or "APPLICABLE PERCENTAGE", as the case may be; (b) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Eurodollar Margin and the Applicable Percentage shall be determined by reference to the available rating; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Eurodollar Margin and the Applicable Percentage shall be based upon the lower rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

            "PUBLIC NOTES" means the promissory notes issued by the Borrower pursuant to, and as described in, the indenture referred to in the Borrower's registration statement on Form S-3 (registration statement number 33-61684), and on Form T-1 (registration statement number 22-24210), in each case as amended, supplemented and modified from time to time.

             "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
      Section 6901 ET SEQ. (1976) and the regulations adopted pursuant thereto, as amended from time to time.

            "REAL PROPERTY" means all of the right, title and interest of the Borrower and any of its Subsidiaries in and to land, improvements and fixtures (to the extent interests therein arise under the real property law of the jurisdiction where located).

            "REGISTER" has the meaning specified in Section 8.07(c).

            "RESPONSIBLE OFFICER" means, with respect to any certificate, report or notice to be delivered or given hereunder, unless the context otherwise requires, the president, chief executive officer or chief financial officer or other officer who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such certificate, report or notice.

            "REVOLVING ADVANCE" means an advance by a lender to the Borrower as part of a Revolving Borrowing and refers to a Base Rate Advance or a Eurodollar Advance, each of which shall be a "TYPE" of Revolving Advance.

            "REVOLVING BORROWING" means a borrowing consisting of simultaneous Revolving Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

            "REVOLVING NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Advances made by such Lender.

            "SINGLE-EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "S&P" means Standard & Poor's Corporation.

            "SOLVENT" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, (v) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged, and (vi) such Person is solvent under all applicable HMO Regulations. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

                  (i) the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                  (ii) the interest in the capital or profits of such partnership or joint venture, or

                  (iii) the beneficial interest of such trust or estate,

      is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person's other Subsidiaries.

            "TAX EXPENSE" of any Person for any period means the aggregate amount of taxes (other than sales or use taxes) paid or accrued by such Person during such period, determined in accordance with generally accepted accounting principles.

            "TERMINATION DATE" means December 5, 1999 or such earlier date of termination in whole of the Commitments pursuant to Section 6.01 hereof or otherwise.

            "TOTAL ASSETS" of any Person means all property, whether real, personal, tangible, intangible or otherwise, that, in accordance with generally accepted accounting principles, should be included in determining total assets as shown on the assets portion of a balance sheet of such Person.

            "TOTAL CAPITALIZATION" of any Person, as of the date of determination, means the sum of such Person's Funded Debt plus Net Worth.

            "TOTAL DEBT/TOTAL CAPITALIZATION RATIO" of any Person means, at any date of determination, the ratio that such Person's Funded Debt at such date of determination bears to such Person's Total Capitalization.

            "TOTAL LIABILITIES" of any Person at any date means all obligations that, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date.

            "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, which section covers plans, funds and programs providing (among other things) medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, together with plans which provide worker's compensation, unemployment compensation or disability insurance benefits.

            "WITHDRAWAL LIABILITY" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistently applied and consistent with those applied in the preparation of the financial statements referred to in
Section 4.01(f). If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 4.01(f) are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the Borrower's financial condition and results of operations shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that if the parties, after such negotiations, cannot reach agreement on amendments to such financial covenants, standards or terms, then the Borrower's compliance or noncompliance therewith shall be determined as if such changes in accounting principles had not occurred.

            SECTION 1.04. REFERENCES. Unless otherwise indicated, all references to Sections, subparagraphs, subsections, headings, Exhibits and Schedules made herein are references to the Sections, subparagraphs, subsections, headings, Exhibits and Schedules hereof or hereto.

            SECTION 1.05.  FAS 115.  In calculating the Borrower's
Consolidated Net Worth for the first three Fiscal Quarters of the Borrower's Fiscal Year (including, without limitation, for the purposes of Section 5.03(a)), fluctuations (both positive and negative) resulting from the Borrower marking to market (the "Mark-to-Market Effect") its Investments as required by FAS 115 shall not be taken into account. The Mark-to-Market Effect shall be fully reflected in calculating the Borrower's Consolidated Net Worth as at the end of the Borrower's fourth Fiscal Quarter in each Fiscal Year.


                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. THE REVOLVING ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into an Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to
Section 2.05 (such Lender's "Commitment"); PROVIDED that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Auction Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being an "Auction Reduction"). Each Revolving Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Auction Borrowing requested by the Borrower exceeds the aggregate amount of Auction Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Auction Borrowing, if such Auction Borrowing is made on the same date as such Revolving Borrowing) and shall consist of Revolving Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

            SECTION 2.02. MAKING THE ADVANCES. (a) Each Revolving Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Borrowing in the case of a

Revolving Advance consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Revolving Borrowing in the case of a Revolving Borrowing consisting of Base Rate advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by facsimile or telex. Each such notice of a Revolving Borrowing (a "Notice of Revolving Borrowing") shall be by facsimile or telex, confirmed immediately in writing, in substantially the form of Exhibit C-1 hereto, specifying therein the requested
(i) date of such Borrowing, (ii) Type of Advances comprising such Revolving Borrowing, (iii) aggregate amount of such Revolving Borrowing, and (iv) in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Revolving Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Revolving Borrowing. Upon the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address.

            (b) Anything in subsection (a) above to the contrary notwithstanding,

                  (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 multiplied by the number of Lenders;

                  (ii) if any Lender shall, at least one Business Day before the date of any requested Revolving Borrowing, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the right of the Borrower to select Eurodollar Rate Advances for such Revolving Borrowing or any subsequent Revolving Borrowing shall be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and each Revolving Advance comprising such Revolving Borrowing shall be a Base Rate Advance; and

                  (iii) if the Majority Lenders shall, at least one Business Day before the date of any requested Revolving Borrowing, notify the Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Revolving Borrowing will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Revolving Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Revolving Borrowing or any subsequent Revolving Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Advance comprising such Revolving Borrowing shall be a Base Rate Advance.

            (c) Each Notice of Revolving Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Borrowing which the related Notice of Revolving Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss (excluding loss of anticipated profits), cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Borrowing for such Revolving Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Advance to be made by such Lender as part of such Revolving Borrowing when such Revolving Advance, as a result of such failure, is not made on such date.

            (d) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Advances comprising such Revolving Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Revolving Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Revolving Advance to be made by it as part of any Revolving Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender on the date of any Revolving Borrowing. Any Lender that fails to make a Revolving Advance on the occasion of any Borrowing with respect to which all conditions to lending have been satisfied in accordance with the terms of this Agreement shall be in breach of this Agreement.

            SECTION 2.03. THE AUCTION ADVANCES. (a) Each Lender severally agrees that the Borrower may make Auction Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; PROVIDED that, following the making of each Auction Borrowing the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Auction Reduction).

                  (i) The Borrower may request an Auction Borrowing under this Section 2.03 by delivering to the Agent, by facsimile or telex, confirmed immediately in writing, a notice of an Auction Borrowing (a "Notice of Auction Borrowing"), in substantially the form of Exhibit C-2 hereto, specifying the date and aggregate amount of the proposed Auction Borrowing, the maturity date for repayment of each Auction Advance to be made as part of such Auction Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Auction Borrowing or later than the earlier to occur of (i) 180 days after the date of such Auction Borrowing and (ii) the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such Auction Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Auction Borrowing, if the Borrower shall specify in the Notice of Auction Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least four Business Days prior to the date of the proposed Auction Borrowing, if the Borrower shall instead specify in the Notice of Auction Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Lender of each request for an Auction Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Auction Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Auction Advances to the Borrower as part of such proposed Auction Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) three Business Days before the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each Auction Advance which such Lender would be willing to make as part of such proposed Auction Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Auction Advance; PROVIDED that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Auction Advance as part of such Auction Borrowing; PROVIDED that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Auction Advance as part of such proposed Auction Borrowing.

                  (iii) The Borrower shall, in turn, (A) before 11:00 A.M. (New York City time) on the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (B) of paragraph (i) above, either:

                        (x) cancel such Auction Borrowing by giving the Agent notice to that effect, or

                        (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Auction Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Auction Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Auction Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect.

                  (iv) If the Borrower notifies the Agent that such Auction Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Auction Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Auction Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make an Auction Advance as part of such Auction Borrowing, of the amount of each Auction Advance to be made by such Lender as part of such Auction Borrowing, and (C) each Lender that is to make an Auction Advance as part of such Auction Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make an Auction Advance as part of such Auction Borrowing shall, before 12:00 noon (New York City time) on the date of such Auction Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02 such Lender's portion of such Auction Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Promptly after each

      Auction Borrowing the Agent will notify each Lender of the amount of the Auction Borrowing, the consequent Auction Reduction and the dates upon which such Auction Reduction commenced and will terminate.

            (b) Each Auction Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Auction Borrowing, the Borrower and each Lender shall be in compliance with the limitations set forth in the PROVISO to the first sentence of subsection (a) above.

            (c)   Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, PROVIDED that an Auction Borrowing shall not be made within three Business Days of the date of any other Auction Borrowing.

            (d) The Borrower shall repay to the Agent for the account of each Lender which has made an Auction Advance on the maturity date of each Auction Advance (such maturity date being that specified by the Borrower for repayment of such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above and provided in the Auction Note evidencing such Auction Advance), the then unpaid principal amount of such Auction Advance. The Borrower shall have no right to prepay any principal amount of any Auction Advance unless, and then only on the terms, specified by the Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Auction Note evidencing such Auction Advance.

            (e) The Borrower shall pay interest on the unpaid principal amount of each Auction Advance from the date of such Auction Advance to the date the principal amount of such Auction Advance is repaid in full, at the rate of interest for such Auction Advance specified by the Lender making such Auction Advance in its notice with respect thereto delivered pursuant to subsection
(a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Auction Note evidencing such Auction Advance. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on the amount of unpaid principal of and interest on each Auction Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Auction Advance under the terms of the Auction Note evidencing such Auction Advance unless otherwise agreed in such Auction Note.

            (f) The indebtedness of the Borrower resulting from each Auction Advance made to the Borrower as part of an Auction Borrowing shall be evidenced by a separate

Auction Note of the Borrower payable to the order of the Lender making such Auction Advance.

            SECTION 2.04. FEES. (a) FACILITY FEE. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Bank and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears on the last day of each September, December, March and June during the term of such Lender's Commitment, commencing December 31, 1994, and on the Termination Date.

            (b) FEES. The Borrower agrees to pay to CUSA the fees and other consideration in such amounts and payable at such times as are specified in the letter agreement dated December 5, 1994 between the Borrower and CUSA.

            SECTION 2.05. TERMINATION OR REDUCTION OF THE COMMITMENTS. The Borrower shall have the right, upon at least five Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, PROVIDED that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Auction Advances then outstanding and PROVIDED, FURTHER, that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral $1,000,000 multiple in excess thereof.

            SECTION 2.06. REPAYMENT OF REVOLVING ADVANCES. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the principal amount of each Revolving Advance made by each Lender in accordance with the Revolving Note to the order of such Lender.

            SECTION 2.07. INTEREST ON REVOLVING ADVANCES. (a) SCHEDULED INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Revolving Advance made by each Lender from the date of such Revolving Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) BASE RATE ADVANCES. During such periods as such Revolving Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each September, December, March, and June during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) EURODOLLAR RATE ADVANCES. During such periods as such Revolving Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Advance to the sum of (x) the

      Eurodollar Rate for such Interest Period for such Revolving Advance PLUS
      (y) the Applicable Eurodollar Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period. On the last day of each Interest Period, the unpaid principal balance thereof shall automatically become and bear interest as a Base Rate Advance, except to the extent that the Borrower has elected to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with Section 2.11 and by timely delivering a Notice of Conversion/Continuation pursuant to Section 2.11.

            (b) DEFAULT INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Revolving Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to (i) in the case of any amount of principal, the greater of (x) 2% per annum above the rate per annum required to be paid on such Revolving Advance immediately prior to the date on which such amount became due and (y) 2% per annum above the Base Rate in effect from time to time and (ii) in the case of all other amounts, 2% per annum above the Base Rate in effect from time to time.

            SECTION 2.08.  ADDITIONAL INTEREST ON EURODOLLAR RATE ADVANCES.
The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Revolving Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Revolving Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Revolving Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent and any such determination shall be conclusive and binding for all purposes absent manifest error.

            SECTION 2.09. INTEREST RATE AND FACILITY FEE DETERMINATION. (a) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), which shall be binding on the Borrower and Lenders absent manifest error. Without limiting the generality of the foregoing, the Agent shall, from time to time, determine the Applicable Eurodollar Margin and Applicable Percentage in accordance with the definitions thereof based upon the financial statements delivered by the Borrower pursuant to Section 5.04(a) hereof and on such other evidence of the Borrower's Public Debt Rating and the Total Debt/Total Capitalization Ratio as the Agent deems appropriate. In the event that the Agent determines (whether because of revision or modification of the Borrower's financial statements, revision or modification of a certification previously delivered by the Borrower, or otherwise) that the Applicable Eurodollar Margin and/or Applicable Percentage charged for all or a portion of a prior period was lower than should have been charged with reference to the Borrower's actual Public Debt Rating and Total Debt/Total Capitalization Ratio for such prior period, THEN, the Borrower shall, on demand by the Agent, immediately pay to the Agent, for the ratable benefit of the Lenders, (i) an amount equal to the difference between the amount that the Borrower actually paid in interest and fees hereunder for such prior period and the amount that the Borrower would have paid in interest and fees hereunder had the Borrower actually been charged such higher Applicable Eurodollar Rate Margin and/or Applicable Percentage that the Agent so determines should have been charged, together with (ii) interest on the amount specified in
(i) accruing from the date on which such higher Applicable Eurodollar Rate Margin and/or Applicable Percentage should have been charged as so determined by the Agent until the date on which such amount specified in (i) is so paid, at the rate of 2.00% per annum above the Base Rate in effect from time to time.

            (b) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                  (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                  (ii) the obligation of the Lenders to make, or to Convert Revolving Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

            (d) On the date on which the aggregate unpaid principal amount of Revolving Advances comprising any Revolving Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000 multiplied by the number of lenders, such Revolving Advances shall, if they are Eurodollar Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Revolving Advances into Eurodollar Advances shall terminate.

            SECTION 2.10. PREPAYMENTS OF REVOLVING ADVANCES. The Borrower may, upon at least one Business Day's notice to the Agent in the case of Base Rate Advances, and three Business Days' notice to the Agent in the case of Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Revolving Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 and in $100,000 integral multiples thereof and
(y) in the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

            SECTION 2.11. NOTICE OF CONVERSION/CONTINUATION. (a) The Borrower may on any Business Day, upon delivery of a Notice of Conversion/Continuation given to the Agent not later than 12:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion or continuation and subject to the other provisions hereof, continue Eurodollar Rate Advances comprising part of the same Revolving Borrowing as Eurodollar Rate Advances with the duration of the Interest Periods therefor to be specified in the Notice of Conversion/Continuation or Convert all Revolving Advances of one Type comprising part of the same Revolving Borrowing into Revolving Advances of another Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of the Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of Base Rate Advances into Eurodollar Advances shall result in more separate Eurodollar Rate Borrowings than permitted under the definition of Interest Period in Section 1.01; PROVIDED, FURTHER, that if an Event of
Default has occurred and is continuing, the Borrower may not Convert any Base Rate Advance into a Eurodollar Rate Advance and may not continue any Eurodollar Rate Advance as a Eurodollar Rate Advance and each such Eurodollar Rate Advance shall automatically Convert to a Base Rate Advance on the last day of the Interest Period for such Eurodollar Rate Advance. Each such Notice of a Conversion/Continuation shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Revolving Advances to be Converted,
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Revolving Advance and (iv) the Eurodollar Rate Advances to be continued as Eurodollar Rate Advances and the duration of the Interest Periods therefor.

            SECTION 2.12. INCREASED COSTS. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining

Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or upon the Advances, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or upon the Advances. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

            (c) Without affecting its rights under Section 2.12(a) or 2.12(b) or any other provision of this Agreement, each Lender agrees that if there is any increase in any cost to or reduction in any amount receivable by such Lender with respect to which the Borrower would be obligated to compensate such Lender pursuant to Sections 2.12(a) or 2.12(b), such Lender shall use reasonable efforts to select an alternative Applicable Lending Office which would not result in any such increase in any cost to or reduction in any amount receivable by such Lender; PROVIDED, HOWEVER, that no Lender shall be obligated to select an alternative Applicable Lending Office if such Lender determines that
(i) as a result of such selection such Lender would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Lender.

            SECTION 2.13. ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert Revolving Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Agent, Converts all Eurodollar

Rate Advances of all Lenders then outstanding into Base Rate Advances in accordance with Section 2.11.

            SECTION 2.14. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Sections 2.03(b), 2.08, 2.12, 2.15 and 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender and after expiration of any grace period specified herein or therein, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

            (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.15. TAXES. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, as a result of a former, present or future connection between the Lender or the Agent (as the case may be) and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof, other than any such connection arising solely from such Lender or Agent having executed, delivered, made Advances under or received a payment under, or enforced, this Agreement or the Notes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made (and the receipt of such sum shall be deemed to satisfy the Borrower's relevant principal, interest and other payment obligations subject to such deductions), (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Without affecting its rights under this Section 2.15 or any other provision of this Agreement, each Lender agrees that if the Borrower is making any increased payment pursuant to subclause (i) of the preceding sentence, such Lender shall use reasonable efforts to select an alternative Applicable Lending Office which would not require the Borrower to make such increased payments; PROVIDED, HOWEVER, that no Lender shall be obligated to select an alternative Applicable Lending Office if such Lender determines that (i) as a result of such selection such Lender would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional out of pocket costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Lender.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

            (d) Within 30 days after request by the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.15(a). Any Lender who, after having furnished either such Internal Revenue Service form to the Borrower, thereafter cannot certify as provided in such form, shall promptly notify the Borrower of such fact.

            (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of the Obligations.

            SECTION 2.16. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.03(d), 2.03(e), 2.08, 2.12, 2.15 and 8.04(c)) in
excess of its ratable share of payments on account of the Advances, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.17. USE OF PROCEEDS. The proceeds of the Advances shall be used by the Borrower for general working capital and other corporate purposes, including Permitted Acquisitions and the construction of healthcare facilities.


                                  ARTICLE III

                            CONDITIONS OF BORROWING

            SECTION 3.01. CONDITIONS PRECEDENT TO THE INITIAL ADVANCES. The obligation of each Lender to make its initial Advance is subject to the condition precedent that the Agent shall have received on or before the day of the initial Borrowing the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

            (a) The Revolving Notes payable to the order of the Lenders, respectively.

            (b) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

            (c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

            (d) A favorable opinion of Pillsbury Madison & Sutro, counsel for the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Agent may reasonably request.

            (e) A favorable opinion of Shearman & Sterling, counsel for the Agent, substantially in the form of Exhibit F hereto.

            SECTION 3.02. CONDITIONS PRECEDENT TO EACH REVOLVING BORROWING. The obligation of each Lender to make a Revolving Advance on the occasion of each Revolving Borrowing (including the initial Revolving Borrowing) shall be subject to the further conditions precedent that on the date of such Revolving Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Revolving Borrowing such statements are true):

            (i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Revolving Borrowing, before and after giving effect to such Revolving Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

            (ii) No event has occurred and is continuing, or would result from such Revolving Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request in connection with the satisfaction of the conditions set forth in clauses (i) and (ii) above.

            SECTION 3.03.  CONDITIONS PRECEDENT TO EACH AUCTION BORROWING.
The obligation of each Lender which is to make an Auction Advance on the occasion of an Auction Borrowing (including the initial Auction Borrowing) to make such Auction Advance as part of such Auction Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Auction Borrowing with respect thereto, (ii) on or before the date of such Auction Borrowing, but prior to such Auction Borrowing, the Agent shall have received an Auction Note payable to the order of such Lender for each of the one or more Auction Advances to be made by such Lender as part of such Auction Borrowing, in a principal amount equal to the principal amount of the Auction Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Auction Advance in accordance with Section 2.03, and
(iii) on the date of such Auction Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Auction Borrowing and the acceptance by the Borrower of the proceeds of such Auction Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Auction Borrowing such statements are true):

            (a) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Auction Borrowing, before and after giving effect to such Auction Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

            (b) No event has occurred and is continuing, or would result from such Auction Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or Default, and

            (c) No event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

            (a)   DUE INCORPORATION, ETC.  Each of the Borrower and its
      Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each of the Borrower and its Material Subsidiaries is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases assets and property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

            (b) DUE AUTHORIZATION AND EXECUTION, ETC. The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party, and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene
      (i) the Borrower's certificate of incorporation or by-laws, or (ii) any law, rule, regulation (including, without limitation, Regulation G, T, W and X of the Board of Governors of the Federal Reserve System and the HMO Regulations), order, writ, judgment, injunction, decree, determination or award or any material contractual restriction binding on or affecting the Borrower or its Subsidiaries or any of their respective properties, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Borrower's or its Subsidiaries' properties. Neither the Borrower nor any of its Subsidiaries is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award or restriction, in any respect which is likely to have a Material Adverse Effect.

            (c) GOVERNMENT CONSENTS. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, HMO Regulators) is required for the due execution, delivery or performance by the Borrower of any Loan Document.

            (d) LEGAL, VALID AND BINDING NATURE. Each of this Agreement and each of the other Loan Documents when executed and delivered hereunder will be, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower and in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

            (e) SUBSIDIARIES. Set forth on Schedule 2 hereto, as supplemented in writing to the Agent upon its request from time to time, is a complete and accurate list of all Material Subsidiaries of the Borrower, indicating (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock outstanding on the date hereof and, to the extent that such outstanding shares are not publicly owned, the direct owner of the outstanding shares of each such class owned. Except as set forth on Schedule 2 hereto, as supplemented in writing by the Borrower from time to time, there are no outstanding options, warrants, rights of conversion or purchase, or similar rights to acquire capital stock of any Material Subsidiary that have been granted by the Borrower or one of its Subsidiaries, and all of the outstanding capital stock of all Material Subsidiaries owned by the Borrower or one of its Subsidiaries has been validly issued, is fully paid and nonassessable and is owned by the Borrower or its Subsidiaries free and clear of (i) all liens, security interests and other charges or encumbrances and (ii) any restrictions on the ability to vote or alienate such capital stock. Except for the effect of any transaction permitted by
      Section 5.02(e), the Borrower or a wholly owned subsidiary of the Borrower owns 100% of the issued and outstanding capital stock of each of Foundation Health, a California Health Plan, California Compensation Insurance Company and Intergroup Prepaid Health Services of Arizona, in each case free and clear of (i) all liens, security interests and other charges or encumbrances and (ii) any restrictions on the ability to vote or alienate such capital stock.

            (f) FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. The Consolidated balance sheet of the Borrower and its Subsidiaries, dated as of June 30, 1994, and the related Consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal period then ended, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since June 30, 1994, there has been no Material Adverse Change.

            (g) ABSENCE OF LITIGATION; LITIGATION DESCRIPTION. No judgment, order, decree, injunction or other restraint affecting the Borrower or any Subsidiary has been rendered or imposed by any court, governmental agency or arbitrator, and no actions, suits, investigations, litigation or proceedings are pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any court, arbitrator or governmental agency, department, commission, board, bureau or instrumentality, domestic or foreign, in either case (i) that would have a Material Adverse Effect or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

            (h) ABSENCE OF LIENS AND ENCUMBRANCES. There are no mortgages, deeds of trust, trust deeds, open-end mortgages, leasehold mortgages, leasehold deeds of trust, open-end leasehold mortgages, pledges, liens, security interests or other charges or encumbrances (including liens or retained security titles of conditional vendors) of any nature whatsoever on any properties or assets of the Borrower or its Subsidiaries (including, without limitation, the Real Property and Leaseholds) other than Permitted Liens.

            (i) SOLVENCY. The Borrower is and after receipt and application of the Advances in accordance with the terms of this Agreement, will be, Solvent.

            (j) PAYMENT OF TAXES. The Borrower and each of its Subsidiaries have filed or caused to be filed, or obtained extensions for filing, all tax returns (Federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due, including interest and penalties, except (i) for such taxes as are being contested in good faith and by proper proceedings and with respect to which reserves, in accordance with generally accepted accounting principles, are being maintained by the Borrower or any such Subsidiary, as the case may be, or
      (ii) where the failure to file such returns or pay such taxes would not have a Material Adverse Effect.

            (k) ACCURACY OF INFORMATION GIVEN TO LENDERS. No written information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or any Lender, when taken as a whole with all other written information, exhibits and reports furnished by the Borrower or any of its Subsidiaries to the Agent or any Lender, contains any untrue statement of a material fact or omits to state any material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which such information, exhibit, report or other written information is or is to be used, not misleading. It is understood by the Agent and the Lenders that all of the estimates and assumptions on which any projections and forecasts are based may not prove to be correct and that actual future financial performance may vary from that projected.

            (l) NOT A PURPOSE CREDIT. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Revolving Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (m) INVESTMENT COMPANY ACT. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            (n) PROHIBITED SECURITIES TRANSACTIONS. No proceeds of any Revolving Advance will be used by the Borrower or any of its Subsidiaries to acquire any equity security of a class which is registered pursuant to
      Section 12 of the Securities Exchange Act of 1934, as amended.

            (o) CASUALTIES. Neither the businesses nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other material labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would have a Material Adverse Effect.

            (p) ERISA. (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the IRS and furnished to the Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (iii) Neither the Borrower nor any ERISA Affiliate has
            incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan.

                  (iv) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

            (q) ENVIRONMENTAL MATTERS. Except where the failure of any of the following to be true and correct would not have a Material Adverse Effect (i) the Real Property and the Leaseholds and the operations conducted thereon do not violate any applicable Environmental Law or any restrictive covenant or deed restriction (recorded or otherwise); (ii) without limitation of clause (i) above, the Real Property and the Leaseholds and the operations conducted thereon by the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, any current or prior owner, lessor or operator of such Real Property, Leasehold or operation, are not in violation of any Environmental Law, or subject to any existing, pending or threatened investigation, inquiry or proceeding by any governmental authority or to any remedial obligations under any Environmental Law; (iii) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the use of the Real Property or the Leaseholds, including, without limitation, past, to the best of Borrower's knowledge, or present treatment, storage, disposal or release of any Hazardous Materials or solid waste into the environment, have been obtained or filed; (iv) to the Borrower's knowledge, all Hazardous Materials or solid waste generated at the Real Property or the Leaseholds have in the past been, and shall continue to be, transported, treated and disposed of only by carriers maintaining valid permits under all applicable Environmental Laws and only at treatment, storage and disposal facilities maintaining valid permits under applicable Environmental Laws, which carriers and facilities have been and are, to the Borrower's knowledge, operating in compliance with such permits; (v) the Borrower and its Subsidiaries have no material contingent liability in connection with any release of any Hazardous Materials or solid waste into the environment; and (vi) the use which the Borrower or any of its Subsidiaries makes or intends to make of the Real Property and the Leaseholds will not result in the unlawful or unauthorized disposal or other release of any Hazardous Materials or solid waste on or to the Real Property or the Leaseholds.


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

            SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any obligation hereunder or under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

            (a) COMPLIANCE WITH LAWS. Perform and promptly comply and cause each of its Subsidiaries to perform and promptly comply with, and cause all property of the Borrower and each such Subsidiary to be maintained, used and operated in accordance with, all present and future laws, ordinances, rules, regulations, orders and requirements (including, without limitation, the HMO Regulations, Insurance Regulations, and Environmental Law) of every duly constituted governmental or quasi-governmental authority or agency applicable to the Borrower, any such

      Subsidiary or any of their properties, except where the failure to comply therewith would not have a Material Adverse Effect.

            (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, corporate rights (charter and statutory), and corporate franchises; PROVIDED, HOWEVER, that neither the Borrower nor any of its Material Subsidiaries shall be required to preserve and maintain any corporate franchise if the failure to preserve and maintain such franchise, whether individually or together with all other franchises which have not been preserved or maintained from and after the date hereof, would not have a Material Adverse Effect.

            (c) ACCESS AND VISITATION RIGHTS. Upon reasonable notice and at any reasonable time during normal business hours and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries.

            (d) KEEPING OF BOOKS. Keep proper books of record and account for the Borrower and each of its Subsidiaries and such other proper books of record and account for the Borrower and its Consolidated Subsidiaries as are necessary in order to prepare the periodic financial statements of the Borrower and its Consolidated Subsidiaries required by the terms hereof or by any applicable law, all in accordance with generally accepted accounting principles consistently applied.

            (e) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its property, except where the failure to pay and discharge such amounts could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge or levy that is being contested in good faith and by proper proceedings and with respect to which reserves, in accordance with generally accepted accounting principles, are being maintained by the Borrower or such Subsidiary, as the case may be.

            (f) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Material Subsidiaries to maintain and preserve, all of its properties in accordance with good business practices and in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain and preserve would not have a Material Adverse Effect.

            (g) PLAN CONTRIBUTION. Make, and cause each Subsidiary to make, when due, all contributions required by law to be made to all Plans, except where the failure to make such contributions would not have a Material Adverse Effect.

            (h) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance (including, without limitation, liability, hazard and casualty insurance) with responsible and reputable insurance companies or associations having a rating of A or better from Best's in such amounts and covering such risks as is then customarily carried by similarly situated companies conducting business similar to that conducted by the Borrower and its Subsidiaries. The Borrower shall be deemed to be in compliance with the requirements of the foregoing if it insures through a captive Insurance Subsidiary, PROVIDED, that each re-insurer to which coverage is ceded by such captive Insurance Subsidiary has the ratings specified above and the level of self-insurance retained by the Borrower is substantially similar to the level the Borrower would have maintained under the previous sentence. The Borrower may self insure for workers' compensation liabilities if such self-insurance is approved by the Borrower's board of directors and is conducted in compliance with all applicable law.

            (i) EMPLOYMENT OF TECHNOLOGY, DISPOSAL OF HAZARDOUS WASTE, ETC. Except where the failure to comply with any of the following would not have a Material Adverse Effect (i) employ, and cause each of its Material Subsidiaries to employ, in connection with its use of the Real Property and Leaseholds, appropriate technology to maintain compliance with all material Environmental Laws, (ii) obtain and maintain, and cause each of its Material Subsidiaries to obtain and maintain, any and all material permits required by applicable Environmental Law in connection with the operations of the Borrower or any of its Material Subsidiaries, (iii) dispose of, and cause each of its Material Subsidiaries to dispose of, any and all Hazardous Materials (including infectious wastes) generated by the Borrower or any Material Subsidiary only at facilities and with carriers maintaining valid permits under RCRA and any applicable Environmental Law,
      (iv) use best efforts to obtain, and cause each of its Material Subsidiaries to use its best efforts to obtain, certificates of disposal from all contractors employed by the Borrower or any of its Material Subsidiaries in connection with the transport or disposal of any Hazardous Materials generated at the Premises and (v) establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Law.

            (j) MAINTENANCE OF ACCREDITATION, ETC. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, all licenses, permits, authorizations and qualifications required under the HMO Regulations or the Insurance Regulations in connection with the ownership or operation of HMO's or Insurance Companies, as applicable, except where the failure to do so would not have a Material Adverse Effect.

            SECTION 5.02. NEGATIVE COVENANTS. So long as any obligation hereunder or under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

            (a) LIENS, ETC/NEGATIVE PLEDGE. (i) Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind (including, without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Reauthorization Act of 1986 or any similar Environmental Law), or any other type of preferential arrangement, upon or with respect to any of its properties of any character (including, without limitation, accounts), whether now owned or hereafter acquired, or assign any right to receive income, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code or any comparable statute of any jurisdiction a financing statement which names the Borrower or any of its Subsidiaries as debtor, or permit any of its Subsidiaries to sign any security agreement authorizing any secured party thereunder to file such financing statement (EXCLUDING, HOWEVER, Permitted Liens from the operation of the foregoing restrictions).

            (ii) Agree, or permit any of its Subsidiaries to agree, with any Person not to take any action prohibited by Section 5.02(a)(i), except with respect to (A) such negative promises contained (on the date hereof) in any document relating to existing Debt, leaseholds and material contracts of the Borrower or any such Subsidiary and (B) such negative promises made by a Subsidiary prior to the date on which such Subsidiary became a Subsidiary of the Borrower; PROVIDED, that such promises were not made at the instigation of the Borrower or such Subsidiary and PROVIDED, FURTHER, that such promises were not made in anticipation of such Subsidiary becoming a Subsidiary of the Borrower.

            (b) DIVIDENDS, ETC. Declare or make, or permit any of its Subsidiaries to declare or make, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower or any of its Subsidiaries or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Borrower or any of its Subsidiaries or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that (i) the Borrower may pay dividends in the form of its capital stock, (ii) any wholly owned Subsidiary may pay non-cash dividends or make non-cash distributions to the Borrower or to another wholly owned Subsidiary and (iii) the Borrower and its Subsidiaries may declare and make cash dividend payments to their respective stockholders and purchase, redeem or otherwise acquire shares of their capital stock or warrants, rights or options to acquire such shares for cash PROVIDED, that the aggregate amount of such dividends declared and paid and the aggregate purchase price paid in connection with such purchases, redemptions or other acquisitions shall not (excluding dividends paid pursuant to the immediately succeeding PROVISO), in the case of the Borrower, exceed the sum of (a) 50% of the cumulative Consolidated Net Income of the Borrower for all full Fiscal Years of the Borrower, commencing with and including the Borrower's 1994 Fiscal Year (the amount of such consolidated Net Income to be calculated by adding back thereto (to the extent deducted therefrom) up to $125,000,000 of any restructuring charges incurred by the Borrower in the Borrower's 1995 Fiscal Year) PLUS (b) on any date of determination after the end of the Borrower's 1995 Fiscal Year, $25,000,000; PROVIDED, HOWEVER, that the Borrower may in addition declare and make cash dividend payments to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights of options to acquire shares of its capital stock for cash in an amount equal to 50% of the Net Cash Proceeds received by the Borrower from the issuance of its Common Stock or in connection with other capital contributions after the date hereof in each case within the 180-day period preceding such date of determination; and PROVIDED, FURTHER, that immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or exist.

            (c) LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Suffer to exist, or permit any Subsidiary to suffer to exist, any encumbrance or restriction (other than pursuant to law, regulation or order) on the ability of any Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any Indebtedness or other obligation owed to the Borrower or any other Subsidiary; (ii) to make loans or advances to the Borrower or any Subsidiary; or (iii) to transfer any of its property or assets to the Borrower or any Subsidiary, except any encumbrance or restriction (a) pursuant to any agreement in effect on the date hereof, (b) pursuant to an agreement entered into by such Subsidiary prior to the date on which such Subsidiary was acquired by the Borrower and not entered into in anticipation of becoming a Subsidiary, or (c) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Indebtedness incurred pursuant to an agreement referred to in clause (a) or (b) above; PROVIDED, HOWEVER, that the provisions contained in such renewal, extension, refinancing or refunding agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof.

            (d) MERGERS, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge into the Borrower or another Subsidiary of the Borrower PROVIDED, that (A) after giving effect thereto, no Default shall exist and (B) immediately before and after giving effect to such merger each party thereto is Solvent, and (ii) the Borrower or any its Subsidiaries may make the Permitted Acquisitions.

            (e) SALES, TRANSFERS, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Material Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets (including, without limitation, any portion of assets constituting the business of a division, branch or other unit operation), except for (A) sales in the ordinary course of business consistent with past practices; (B) sales and dispositions of worn out, surplus or obsolete assets; (C) sales or transfers of property during any Fiscal Year of the Borrower the aggregate value of which (determined by the greater of the book value thereof or the sales or transfer price thereof) does not exceed 10% of the Borrower's Consolidated Total Assets (determined as at the end of the Fiscal Quarter of the Borrower immediately preceding such sale or transfer); and (D) sales or transfers of property from any Material Subsidiary to the Borrower or any other Subsidiary of the Borrower PROVIDED, that in the case of any sale or transfer from a Material Subsidiary to a Subsidiary of the Borrower, such sale or transfer would not cause such transferring Material Subsidiary to cease being a Material Subsidiary unless each transferee Subsidiary thereby becomes (or is) a Material Subsidiary.

            (f) INVESTMENTS IN OTHER PERSONS. After the date hereof, make, or permit any of its Subsidiaries to make, any loan or advance or gift to, or Investment in, any other Person, or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of capital stock, obligations or other securities, or make any capital contribution to, or otherwise Invest in or acquire, any other Person (whether through merger, consolidation, combination or otherwise), except for (i) Permitted Investments, (ii) loans or advances by a Subsidiary of the Borrower to the Borrower, by the Borrower to any Subsidiary of the Borrower or by any Subsidiary of the Borrower to another Subsidiary of the Borrower, (iii) Permitted Acquisitions, (iv) loans to employees in connection with housing relocations, (v) capital contributions by the Borrower to a Subsidiary of the Borrower or by any Subsidiary of the Borrower; (vi) Investments in any Person whose business is connected or related to the Borrower's (including its Subsidiaries') existing or related line of business, PROVIDED, the aggregate amount of Investments under this subclause (vi) made after the date hereof does not exceed (A) for Investments made prior to the end of the Borrower's 1995 Fiscal Year, $50,000,000 and (B) for Investments made after the end of the Borrower's 1995 Fiscal Year, a sum equal to (1) $50,000,000 plus
      (2) $25,000,000 multiplied by the number of the Borrower's Fiscal Years that have commenced since the end of the Borrower's 1995 Fiscal Year;
      (vii) tax-advantaged Investments (whether through debt, equity, partnership interests or otherwise) in low-income housing not aggregating in excess of $10,000,000 at any time; and (viii) Investments not otherwise permitted by clauses (i) through (vii) hereof not in excess of $10,000,000 at any time.

            (g) CHANGE IN BUSINESS. Make, or permit any of its Material Subsidiaries to make, any material change in the nature of their respective businesses.

            (h) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any significant change in accounting policies or reporting practices, except for any such change required or permitted by generally accepted accounting principles.

            (i) PLAN TERMINATIONS. Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of 5% of the Borrower's Consolidated Net Worth, or permit to exist any event or condition which reasonably presents a material risk of a termination by the PBGC of any Plan with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of 5% of the Borrower's Consolidated Net Worth.

            (j) EMPLOYEE BENEFIT COSTS AND LIABILITIES. Create or suffer to exist, or permit any ERISA Affiliate to create or suffer to exist, (i) any Insufficiency with respect to a Plan or any Withdrawal Liability with respect to a Multiemployer Plan if, immediately after giving effect to such Insufficiency or Withdrawal Liability, the aggregate amount of Insufficiencies and Withdrawal Liabilities of all Plans and Multiemployer Plans, respectively, of the Borrower and its ERISA Affiliates exceeds 5% of the Borrower's Consolidated Net Worth or (ii) any liability with respect to Welfare Plans if, immediately after giving effect to such liability, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to such plans of the Borrower and its ERISA Affiliates in any Fiscal Year of the Borrower would exceed 5% of the Borrower's Consolidated Net Worth.

            (k)   PREPAYMENTS OF PUBLIC NOTES.  Prepay, redeem, defease
      (whether actually or in substance) or purchase in any manner (or deposit or set aside funds for the purpose of any of the foregoing), make any payment in respect of principal of or make any payment in respect of interest (other than regularly scheduled interest payments) on, or permit any of its Subsidiaries to prepay, redeem, defease or purchase in any manner, make any payment in respect of principal of or make any payment in respect of interest on, the Public Notes; PROVIDED, that the Borrower may prepay, redeem, defease or purchase the Public Notes so long as (i) the aggregate amount paid or (set aside) by the Borrower to so prepay, redeem, defease or purchase the Public Notes does not exceed the lesser of the fair market value and 102% of the face amount of such Public Notes to be prepaid, redeemed, defeased or purchased, together with any unpaid interest thereon accrued as of the date of such prepayment, redemption, defeasance or purchase, and (ii) there shall be no Default or Event of Default before or after giving effect to such prepayment, redemption, defeasance or purchase.

            (l) LIMITATION ON SUBSIDIARY INDEBTEDNESS AND PREFERRED STOCK. Permit any of its Subsidiaries to create or suffer to exist any Debt (including any Guaranteed Debt) of such Subsidiary, or issue any Preferred Stock of such Subsidiary, other than

      (i) Debt and Preferred Stock existing on the date hereof or the date on which such Subsidiary becomes a Subsidiary, (ii) Debt owed to the Borrower or any of its Subsidiaries and (iii) other Debt of such Subsidiaries PROVIDED, that the aggregate outstanding principal balance of Debt under this subclause (iii) does not, at any time, exceed $65,000,000.

            SECTION 5.03. FINANCIAL COVENANTS. So long as any obligation hereunder or under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

            (a) NET WORTH. Permit, at any time, its Consolidated Net Worth to be below 90% of the Borrower's Consolidated Net Worth on December 31, 1994 PLUS 50% of its cumulative Consolidated Net Income for each
      Fiscal Quarter ending after December 31, 1994 (the amount of such Net Income to be computed without regard to any net loss in any Fiscal Quarter) PLUS 100% of accumulated Net Cash Proceeds of issuances of the Borrower's Common Stock after the date hereof.

            (b) FIXED CHARGE COVERAGE RATIO. Permit, as at the end of any Fiscal Quarter of the Borrower listed below, the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries for the four-Fiscal Quarter period ending on the last day of such Fiscal Quarter to be less than the minimum ratio set forth opposite such Fiscal Quarter:

                                                             Minimum
           Fiscal Quarter                                     Ratio
           -------------                                     -------

      December 31, 1994                                      3.0 to 1.0
      March 31, 1995                                         3.0 to 1.0
      June 30, 1995                                          3.0 to 1.0
      September 30, 1995                                     3.0 to 1.0
      December 31, 1995                                      4.0 to 1.0
      March 31, 1996                                         5.0 to 1.0
      June 30, 1996 and each Fiscal Quarter thereafter       6.0 to 1.0


            (c) TOTAL DEBT/TOTAL CAPITALIZATION RATIO. Permit, as of the end of any Fiscal Quarter of the Borrower, the Borrower's Consolidated Total Debt/Total Capitalization Ratio to be greater than 0.40 to 1:00.

            SECTION 5.04. REPORTING REQUIREMENTS. So long as any obligation hereunder or under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish to each Lender the following:

            (a) As soon as available and in any event within 45 days after the end of each Fiscal Quarter, Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and Consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of the Borrower, together with
      (i) a certificate of said officer stating that, to his or her knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken or proposes to take with respect thereto, and
      (ii) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in
      Section 5.03 and in sufficient detail for determining the Applicable Eurodollar Margin and Applicable Percentage in accordance with the definition of such terms set forth in Section 1.01.

            (b) As soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year certified by nationally recognized public accountants, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or, if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof.

            (c) As soon as possible and in any event within five days after the occurrence of each Default of which a Responsible Officer of the Borrower or any of its Subsidiaries obtains knowledge, a statement of such Responsible Officer setting forth details of such Default and the action which the Borrower or such Subsidiary has taken and proposes to take with respect thereto.

            (d) Promptly after any material change in accounting policies or reporting practices, notice and a description in reasonable detail of such change.

            (e) Promptly and in any event within 10 days after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries, of the type described in Section 4.01(g).

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

            (f) Promptly and in any event within 10 days after the sending or filing thereof, copies of all proxy statements, financial statements, and reports that the Borrower sends to its stockholders generally or the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

            (g) Promptly following the receipt thereof, copies of each notice regarding the loss or threatened loss by any Material Subsidiary or Insurance Subsidiary of its accreditation, licensing or certification by any HMO Regulator or any Insurance Regulator.

            (h) Promptly and in any event within 10 days after the occurrence of any event giving rise to a Material Adverse Effect.

            (i) Such other information respecting the condition (financial or otherwise), operations, business, assets and prospects of the Borrower or any of its Subsidiaries as any Lender may from time to time reasonably request.


            SECTION 5.05. ACQUISITIONS. Prior to consummating any Permitted Acquisition other than an Exempt Acquisition, the Borrower shall have delivered to the Agent (in sufficient copies for each Lender) the following:

            (i) At least 15 days' prior written notice of the Borrower's intention to consummate or enter into a Permitted Acquisition, together with a brief summary of the substantive terms thereof;

            (ii) At least 10 days prior to the consummation of such Permitted Acquisition, a certified copy of the executed purchase contract relating to such Permitted Acquisition; and

            (iii) An officer's certificate, executed by the president or chief financial officer of the Borrower, dated the date of consummation of such Permitted Acquisition, certifying that immediately before and after giving effect to such Permitted Acquisition (A) no Default has occurred and is continuing or will exist and (B) that the Borrower will be in compliance on a pro forma basis with each of the financial ratios specified in
      Section 5.03 as of the end of the Fiscal Quarter immediately preceding such Acquisition for the twelve-month period preceding such Fiscal Quarter end, together with a reasonably detailed worksheet setting forth the calculation of such ratios.

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                                  ARTICLE VI

                               EVENTS OF DEFAULT

            SECTION 6.01. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default" and collectively "Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Advance or Note when the same becomes due and payable; or shall fail to pay any interest on any Advance or Note or any fees or other amounts payable under any Loan Document or hereunder (including, without limitation, amounts payable to the Agent under the letter agreement referred to in Section 2.04(b)) within two Business Days after the same becomes due and payable; or

            (b) Any representation or warranty made by the Borrower under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed to have been made; or

            (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.03 or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

            (d) The Borrower or any of its Subsidiaries shall fail to pay any Debt in a principal payment amount (whether singly or in the aggregate) equal to or in excess of $10,000,000 (but excluding Debt outstanding under this Agreement or the Notes) of the Borrower or such Subsidiary, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise (and inclusive of principal, interest, fees and penalties)), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to such Debt; or any other event shall occur or condition shall exist under any agreements or instruments relating to any such Debt and shall continue after the applicable grace period (which grace period, if shorter than 30 days, shall be deemed extended to 30 days for purposes of this subsection (d) if (i) such Debt was assumed in connection with an Acquisition and is in an aggregate principal amount of not in excess of $20,000,000, (ii) not more than 90 days have elapsed since the consummation of such Acquisition and (iii) the Borrower shall have segregated cash in an amount sufficient to pay the principal amount of such Debt plus interest and premium, if any, then due thereon within such 30 day period), if any, specified in such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such

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

      Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

            (e) The Borrower, any of its Material Subsidiaries or two or more of the Borrower's Subsidiaries in any twelve-month period shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Any judgment or order for the payment of money in an aggregate amount in excess of $10,000,000 (less any payments made in respect thereof) shall be rendered against the Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, statutory bond or otherwise, shall not be in effect; or

            (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that has a Material Adverse Effect, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) The obligation of the Borrower to repay the Advances or to pay any interest, fee, expense, premium or other amount owing hereunder or under any other Loan Document shall for any reason cease to be valid and binding on the Borrower or the Borrower shall so state in writing; or

            (i) Any ERISA Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such ERISA Event shall still exist and (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or in the case of a Plan with respect to which an ERISA Event described in clause (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than 5% of the Borrower's Consolidated Net Worth; or

            (j) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds 5% of the Borrower's Consolidated Net Worth; or

            (k) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding 5% of the Borrower's Consolidated Net Worth; or

            (l) Any proceeding shall be instituted against the Borrower or any of its Subsidiaries which is likely (taking into account the probability of an adverse determination and the exhaustion of all appeals) to have a Material Adverse Effect; or

            (m)   A Change in Control shall have occurred; or

            (n) An HMO Event which, if unremedied, is reasonably likely to have a Material Adverse Effect shall have occurred and remain unremedied for thirty days after the occurrence thereof (or such lesser period of time, if any, as the HMO Regulator administering the HMO Regulations shall have imposed for the cure of such HMO Event; it being understood that if the Borrower reaches a written agreement with such HMO Regulator during such thirty-day (or shorter) period which cures (or provides a means for the cure of) such HMO Event to such HMO Regulator's satisfaction, then no Event of Default shall exist under this subsection (n));

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrower declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrower declare the Notes, the Advances, all interest thereon and all other amounts payable

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

under this Agreement to be forthwith due and payable, whereupon the Notes, the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the case of any Event of Default referred to in subsection
(e) above, the obligation of each Lender to make Advances shall automatically terminate and the Advances, all such interest and all such amounts shall automatically become, and be, due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VII

                   THE AGENT, THE CO-AGENTS AND THE ARRANGER

            SECTION 7.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Loan Document or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent and its
Affiliates: (i) may treat the Lender which made any Advance or the holder of any Note as the holder of the Debt resulting from such Advance or the holder of such Note until the Agent receives and accepts an Assignment and Acceptance entered into by a Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07 or until the Agent receives written notice of the assignment or transfer of such Note signed by the payee thereof and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation (whether written or oral) to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire

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

as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries;
(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03.  CUSA AND AFFILIATES.  With respect to its
Commitment and the Advances made by it and the Notes issued to it, CUSA shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if CUSA were not the Agent and without any duty to account therefor to the Lenders.

            SECTION 7.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

            SECTION 7.05. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Advances then owing to each of them (or if no Revolving Advances are at the time outstanding or if any Revolving Advances are then owing to Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under any Loan Document, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon

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

demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, or any of them, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

            SECTION 7.06. SUCCESSOR AGENT. The Agent may resign at any time as Agent under the Loan Documents by giving not less than 30 days' written notice thereof to the Lenders and the Borrower and may be removed as Agent under the Loan Documents at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent under the Loan Documents; PROVIDED, HOWEVER, that such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 45 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal as Agent under the Loan Documents, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

            SECTION 7.07. THE CO-AGENTS AND THE ARRANGER. The Co-Agents and the Arranger shall have no duties or responsibilities in such capacities under this Agreement and the other Loan Documents and shall incur no liability hereunder or thereunder in such capacities.


                                 ARTICLE VIII

                                 MISCELLANEOUS

            SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (or, with respect to the other Loan Documents (unless otherwise provided for therein) by the Agent with the written consent of the Majority Lenders), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and shall bind all

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Lenders; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Commitments of the Lenders or subject the Lenders to any additional monetary obligations, (c) reduce the principal of, or interest on, the Revolving Advances or the Revolving Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Advances or the Revolving Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Advances or the Revolving Notes, or the number or percentage of Lenders which shall be required for the Lenders or any of them to take any action hereunder, or (f) amend this Section 8.01; and PROVIDED, FURTHER, that (g) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement.

            SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, cable or facsimile communication) and mailed, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 3400 Data Drive, Rancho Cordova, California 95670, Attention: Chief Financial Officer; if to any Bank, at its Lending Office specified on the signature pages hereto; if to any other Lender, at its Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Credit Department, with a copy to Citicorp North America, Inc., 2001 Ross Avenue, Suite 1400, Dallas, Texas 75201, Attention: Carol Comeaux; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telexed, cabled, or sent by facsimile be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, delivered to the cable company, or confirmed received, respectively, except that notices and communications to the Agent pursuant to Article II or to the Agent pursuant to
Article VII shall not be effective until received by the Agent.

            SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. COSTS, EXPENSES AND INDEMNITIES. (a) The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder and thereunder (excluding costs associated with an assignment pursuant to Section
8.07 hereof which are to be paid by the Assignor and Assignee as stated in such
Section 8.07), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent (including local counsel, domestic or

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

foreign) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents in response to a request by the Borrower for any action to be taken by the Agent or any Lender thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Agent and any Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any Loan Document or any other document to be delivered hereunder or thereunder.

            (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their respective directors, officers, employees, agents and affiliates (each being an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that may be incurred by or asserted against such Indemnified Party (i) in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding (A) arising out of or relating to the transactions described in the Loan Documents or any transaction or proposed transaction in which any proceeds of any Advances are applied or proposed to be applied, directly or indirectly, by the Borrower, whether or not such Indemnified Party is a party to such transaction and whether or not the transactions contemplated herein are consummated, or (B) arising out of or relating to the Borrower's entering into the Loan Documents, or to any actions or omissions of the Borrower or any of its Subsidiaries or Affiliates or any of their respective directors, officers, employees or agents in connection therewith, or (ii) as a result of any compliance by the Borrower, or failure by the Borrower to comply, with the HMO Regulations, the securities law of the United States and each state or any Environmental Laws. The obligations of the Borrower under this Section 8.04(b) shall survive repayment of the Advances.

            (c) If any payment of principal, or conversion of, of any Eurodollar Rate Advance is made to or for the account of a Lender other than on the last day of the Interest Period for such Revolving Advance, as a result of a prepayment pursuant to Section 2.10, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason whatsoever, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            SECTION 8.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default under this Agreement and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes and the Advances due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand under such Loan Document and although such obligations may be unmatured; PROVIDED, HOWEVER, that the exercise of any such rights against an HMO Subsidiary or Insurance Subsidiary (or their respective Subsidiaries) shall be subject to compliance with applicable HMO Regulations and Insurance Regulations. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender and its Affiliates may have.

            SECTION 8.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, the Agent and each Bank, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 8.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may, and if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.12 or during a period when the Borrower is making the increased payments contemplated by Section 2.15(a) or making indemnification for taxes under Section 2.15(c), upon at least 20 Business Days' notice to such Lender and the Agent) will, assign to one or more banks or other entities all or a portion of its rights and obligations as a Lender under this Agreement (other than in respect of the Auction Advances) and the Revolving Notes (including, without limitation, all or a portion of its Commitment, the Revolving Advances owing to it and the Revolving Note or Notes held by it in respect of the Revolving Advances); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement and the Revolving Notes , (ii) the aggregate amount of the Commitment and/or Revolving Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee approved by the Borrower (which approval shall not be unreasonably withheld), (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower (at its expense, including, without limitation, payment of the processing and recordation fee referred to in subclause (vi) hereof) after consultation with the Agent, shall be to an Eligible Assignee acceptable to the Majority Lenders and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement (other than in respect of the Auction Advances) or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments which together cover

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

all of the rights and obligations of the assigning Lender under this Agreement (other than in respect of the Auction Advances), (v) no Lender shall be obligated to make any such assignment as a result of a demand made by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Revolving Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement (other than in respect of the Auction Advances) and the Revolving Notes, (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Note or Notes subject to such assignment and a processing and recordation fee of $2,500 and (vii) all other costs and expenses relating to each such assignment shall be borne by the parties thereto. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and Revolving Notes, such Lender shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty (whether written or oral) and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of each of the Loan Documents, together with copies of the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent

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

on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the Revolving Notes are required to be performed by it as a Lender.

            (c)   The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto and the assignee has been approved by the Borrower pursuant to Section 8.07(a), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Note or Notes, a new Revolving Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C-1 hereto.

            (e) Each Lender may assign to one or more banks or other entities any Auction Note or Auction Notes held by it.

            (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under the Loan
Documents (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of the Loan Documents, and (iv) the Borrower,

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

the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, PROVIDED, FURTHER, that, to the extent of any such participation (unless otherwise stated therein and subject to the preceding PROVISO), the assignee or purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were a Lender hereunder; and PROVIDED, FURTHER, that each such participation shall be granted pursuant to an agreement providing that the purchaser thereof shall not have the right to consent or object to any action by the selling Lender (who shall retain such right) other than an action which would (i) reduce principal of or interest on any Advance or fees in which such purchaser has an interest, or (ii) postpone any date fixed for payment of principal of or interest on any such Advance or such fees.

            (g) Notwithstanding any term or provision of this Section 8.07 or this Agreement expressly or impliedly to the contrary, each Lender may assign, as collateral or otherwise, any or all of its rights (including, without limitation, rights to payments of principal and/or interest hereunder or under the Notes) hereunder and the other Loan Documents to any Federal Reserve Bank or any Affiliate of such Lender without notice to or the consent of the Borrower, any other Lender or the Agent.

            SECTION 8.08. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 8.09. INDEPENDENCE OF PROVISIONS. All agreements and covenants hereunder and under the Loan Documents shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

            SECTION 8.10. HEADINGS. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            SECTION 8.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            SECTION 8.12. CONFIDENTIALITY. Each Lender and the Agent agrees that it will not disclose to any third party any proprietary and confidential information provided to it by the Borrower; PROVIDED, THAT, the foregoing will not (i) restrict the ability of the Agent,

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

the Lenders and any loan participants from freely exchanging such information among themselves (and their respective employees, attorneys, agents and advisors), (ii) restrict the ability to disclose such information to a prospective Eligible Assignee or participant, PROVIDED, THAT, such Eligible Assignee or participant executes a confidentiality agreement with the selling Lender agreeing to be bound by the terms hereof prior to disclosure of such information to such Eligible Assignee or participant or (iii) prohibit the disclosure of such information to the extent such information (a) is or becomes publicly available, (b) becomes available on a non-confidential basis from a Person who has no obligation to keep such information confidential or (c) is required to be disclosed pursuant to court order, subpoena, other legal process, regulatory request or otherwise by law.

            SECTION 8.13. CONSENT TO JURISDICTION. (a) The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York, New York County, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or such Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering of a copy of such process to the Borrower at its address specified in Section 8.02 or by any other method permitted by law. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

            (b) Nothing in this Section 8.13 shall affect the right of any Lender, the Agent or the Borrower to serve legal process in any other manner permitted by law or affect the right of any Lender or the Agent to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

           SECTION 8.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           SECTION 8.15.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE
AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE NOTES, OR THE ACTIONS OF THE AGENT OR ANY LENDER IN CONNECTION WITH THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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

            IN WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    THE BORROWER:

                                    FOUNDATION HEALTH CORPORATION


                                    By:  /s/ Jeffrey L. Elder
                                        ------------------------------------
                                        Name:  Jeffrey L. Elder
                                        Title: Senior Vice President-
                                               Chief Financial Officer


                                    THE AGENT:

                                    CITICORP USA, INC.


                                    By:  /s/ Barbara A. Cohen
                                        ------------------------------------
                                        Name:  Barbara A. Cohen
                                        Title: Vice President


                                    THE BANKS:

Commitment: $35,000,000             CITICORP USA, INC.


                                    By:  /s/ Barbara A. Cohen
                                        ------------------------------------
                                        Name:  Barbara A. Cohen
                                        Title: Vice President


Commitment: $30,000,000             NATIONSBANK OF TEXAS, N.A.


                                    By:  /s/ Brad W. DeSpain
                                        ------------------------------------
                                        Name:  Brad W. DeSpain
                                        Title: Vice President

Commitment: $30,000,000             WELLS FARGO BANK, N.A.


                                    By:  /s/ Daniel S. Silmore
                                        ------------------------------------
                                        Name:  Daniel S. Silmore
                                        Title: Assistant Vice President


Commitment: $27,500,000             BANK OF AMERICA, N.T. & S.A.


                                    By:  /s/ Wyatt R. Ritchie
                                        ------------------------------------
                                        Name:  Wyatt R. Ritchie
                                        Title: Vice President


Commitment: $27,500,000             THE CHASE MANHATTAN BANK, N.A.


                                    By:  /s/ Michael K. Bayley
                                        ------------------------------------
                                        Name:  Michael K. Bayley
                                        Title: Vice President


Commitment: $27,500,000             CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                    By:  /s/ Alain Papiasse
                                        ------------------------------------
                                        Name:  Alain Papiasse
                                        Title: Authorized Signature


Commitment: $27,500,000             THE LONG-TERM CREDIT BANK OF JAPAN, LTD.


                                    By:  /s/ Y. Kamisawa
                                        ------------------------------------
                                        Name:  Yutaka Kamisawa
                                        Title: Deputy General Manager

Commitment: $22,500,000             THE BANK OF NOVA SCOTIA


                                    By:  /s/ A. Pendergast
                                        ------------------------------------
                                        Name:  A. Pendergast
                                        Title: Account Officer


                                    By:  /s/ J. Quick
                                        ------------------------------------
                                        Name:  John Quick
                                        Title: Officer


Commitment: $22,500,000             THE FUJI BANK, LIMITED


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:


Commitment: $20,000,000             THE BANK OF CALIFORNIA, N.A.


                                    By:  /s/ Jennifer L. Banks
                                        ------------------------------------
                                        Name:  Jennifer L. Banks
                                        Title: Vice President

Commitment: $20,000,000             COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK
                                    NEDERLAND",
                                    NEW YORK BRANCH


                                    By:  /s/ W. P. C. Kodde
                                        ------------------------------------
                                        Name:  W. Pieter C. Kodde
                                        Title: Vice President


                                    By:  /s/ W. Jeffrey Vollack
                                        ------------------------------------
                                        Name:  W. Jeffrey Vollack
                                        Title: Vice President



Commitment: $10,000,000             THE NIPPON CREDIT BANK LTD., LOS ANGELES
                                    AGENCY


                                    By:  /s/ Bernardo E. Correa-Henschke
                                        ------------------------------------
                                        Name:  Bernardo E. Correa-Henschke
                                        Title: Vice President & Manager


- - - --------------------------------
Total Commitments:  $300,000,000